EXHIBIT 99.1

For further information contact
John S. Weatherly, CFO 1-800-451-1294

FOR IMMEDIATE RELEASE

Callon Petroleum Company To Redeem
11% Senior Subordinated Notes

     Natchez, MS (June 23, 2004) — Callon Petroleum Company (NYSE: CPE / CPE.PrA) announced today it has called for redemption of its 11% Senior Subordinated Notes due 2005. This redemption will be funded by a portion of the proceeds from the company’s recent secondary common stock offering, which closed June 22, 2004.

     Callon has been engaged in the exploration, development, acquisition and production of oil and gas in the Gulf Coast region since 1950. Callon’s properties and operations are geographically concentrated in the offshore waters of the Gulf of Mexico.

     This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this news release, including statements regarding the company’s intended use of proceeds, are forward-looking statements. The company can give no assurances that the assumptions upon which such forward-looking statements are based will prove to have been correct. Important factors that could cause actual results to differ materially from the company’s expectations (“Cautionary Statements”) include volatility of oil and gas prices, the markets for oil and gas, environmental regulations, the substantial capital requirements associated with oil and gas operations and other factors that are set forth in the company’s reports filed with the Securities and Exchange Commission, including the company’s Form 10-K for its 2003 fiscal year. All subsequent written and oral forward-looking statements attributable to the company or persons acting on its behalf are expressly qualified by the Cautionary Statements.